SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)

Filed by the Registrant / /

Filed by a Party other than the Registrant: /X/

Check the appropriate box:

         /X/      Preliminary Proxy Statement
         / /      Confidential,  for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)(2))
         / /      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting  Material  Pursuant  to  Section  240.14a-11(c)  or
                  Section 240.14a-12

                            INTERACTIVE NETWORK, INC.
                (Name of Registrant as Specified In Its Charter)

             INTERACTIVE NETWORK INDEPENDENT SHAREHOLDERS COMMITTEE
                   (Name of Persons(s) Filing Proxy Statement)

         Payment of Filing Fee (Check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2)      Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials:

         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                 PROXY STATEMENT

                                       OF

             INTERACTIVE NETWORK INDEPENDENT SHAREHOLDERS COMMITTEE

                         ANNUAL MEETING OF SHAREHOLDERS
                                       OF
                            INTERACTIVE NETWORK, INC.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED BLUE PROXY CARD TODAY!

         This proxy statement (this "Proxy Statement") and BLUE proxy card are being furnished in connection with the solicitation of proxies by the Interactive Network Independent Shareholders Committee (the "Committee") for use at the upcoming annual meeting of shareholders of Interactive Network, Inc., a California corporation ("INNN" or the "Company"), and at any adjournments or postponements thereof (the "Annual Meeting"). INNN has provided notice that the Annual Meeting will be held at 9:00 a.m., Pacific Time, on June 30, 2000 at San Mateo Marriott, 1770 South Amphlett Boulevard, San Mateo , California 94402. The Company has set the record date for determining shareholders entitled to notice of and to vote at the Annual Meeting as May 19, 2000 (the "Record Date") and the Company mailed its proxy solicitation materials on [June __, 2000].

         The Committee is proposing to amend the Company's by-laws to increase the size of the INNN Board from five to nine (the "Board Amendment"), and has nominated five individuals to be elected to the INNN Board to fill the newly-created directorships. The Committee's nominees are: John Cronin, Robert
H. Hesse, Scott Mager, Shane O'Neil and Richard Perkins (collectively, the "Nominees"). The Committee is soliciting proxies for the approval of the Board Amendment and for the election of the Nominees to the INNN Board. Members of the Committee intend to vote their Shares (as defined below) for the Board Amendment and for the election of the Nominees. If you sign and return the enclosed BLUE proxy card but do not specify how to vote, we will vote your Shares in favor of the Board Amendment and in favor of the election of the Nominees.

         On the Record Date, the Company has stated that [_______] shares of Common Stock of the Company, no par value per share (the "Shares") were outstanding and entitled to vote at the Annual Meeting. The members of the Committee, along with all of the participants in this solicitation, were the beneficial owners of an aggregate of _________ Shares which represents approximately [_]% of the Shares outstanding, on the Record Date, and were the beneficial owners of an aggregate of ___________ Shares which represents approximately [_]% of the Shares, on the date hereof (based on information publicly disclosed by the Company).

         Holders of Common Stock have one vote for each share with respect to all matters to be considered at the Annual Meeting, and may have cumulative voting rights with respect to the election of directors. No shareholder may cumulate votes unless a shareholder has announced at the Annual Meeting his intention to do so, but if any shareholder makes such an announcement, all shareholders may cumulate votes. Cumulative voting rights entitle a shareholder to give one nominee as many votes as is equal to the number of directors to be elected, multiplied by the number of shares owned by him on the Record Date, or to distribute his votes on the same principle among two or more nominees, as he sees fit. In the event cumulative voting is in effect at the Annual Meeting, the Committee is soliciting discretionary authority to cumulate votes. In the event additional persons are nominated for the position of director, the proxyholders may cumulate and cast their votes, at their discretion, among all or less than all of the nominees in such proportions as they see fit. Where no vote is specified or where a vote for all nominees is marked, the cumulative votes represented by a proxy will be cast at the discretion of the proxyholders in order to elect the maximum number of nominees under the then prevailing circumstances. If you withhold your vote for a nominee, all of your cumulative votes will be distributed to the remaining nominees. The five nominees, or if the Board Amendment is approved, nine nominees for director receiving the highest number of votes at the Meeting will be elected. The Committee plans to make an announcement at the Annual Meeting of its intent to cumulate votes. Shareholders voting by means of the accompanying BLUE proxy card will be granting the proxyholders discretionary authorities to vote their Shares cumulatively at the discretion of the persons named in the BLUE proxy card, but such shareholders may not mark the BLUE proxy card to cumulate their own votes. Unless votes are withheld for any of the Nominees, the persons names as proxies on the BLUE proxy card intend to cumulate such votes in a manner so as to maximize representation on the INNN Board of the Nominees.

         The Committee is soliciting the discretionary authority to cumulate votes and the persons named in the accompanying proxy will have the authority to cumulate votes at their discretion. The Committee has not determined the order of priority in which it will cast its cumulative votes disproportionately among its Nominees, if it elects to cumulate disproportionately. The Committee reserves the right to change the priority of its nominees once determined, depending upon the manner in which the Committee believes other votes will be cast and such other factors as the Committee may deem appropriate in its discretion consistent with the goal of maximizing the number of Nominees elected to the INNN Board.

         The persons named as proxies on the BLUE proxy card do not intend to vote any Shares for the election of the nominees proposed by INNN. Instead, such persons will cumulate votes in respect of such Shares to elect the maximum number of the Nominees. In the event the number of persons constituting the INNN Board is increased prior to the election of directors at the Annual Meeting, the persons named as proxies on the BLUE proxy card reserve the right to vote for any additional nominees for directors nominated by the Committee.

         The accompanying BLUE proxy card will be voted at the Annual Meeting in accordance with your instructions on such card. You may vote FOR the election of the Nominees as the directors of INNN or withhold authority to vote for the election of the Nominees by marking the proper box on the BLUE proxy card. You may also withhold your vote from any of the Nominees by striking the name of such nominee in the list provided on the BLUE proxy card. If no marking is made and you have signed and dated the proxy card, you will be deemed to have given a direction to cumulate and vote the Shares represented by the BLUE proxy card FOR the election of the Nominees, which votes will be cumulatively allocated among the Nominees at the discretion of the persons named in the BLUE proxy card.

         This Proxy Statement and the BLUE proxy card are first being furnished to INNN shareholders on or about [___] __, 2000. As Nominees, Messrs. Cronin, Hesse, Mager, O'Neil and Perkins are also deemed to be participants in this proxy solicitation. Tim Hurley is also a participant. Shareholders of record at the close of business on the Record Date will be entitled to one vote at the Annual Meeting for each Share held on the Record Date. The principal executive offices of INNN are 1161 Old County Road, Belmont, California 94002.

         In the event the Company purports to increase to more than nine members, the number of directorships pursuant to its by-laws, the Committee reserves the right to nominate additional persons as director such that the Nominees would constitute a majority of the INNN Board.

         THIS SOLICITATION IS BEING MADE BY THE COMMITTEE AND NOT ON BEHALF OF THE BOARD OF DIRECTORS OR MANAGEMENT OF THE COMPANY.

         The Company has publicly stated that at the Annual Meeting, the Company's shareholders will be asked to (i) approve the grant to TWIN Entertainment, Inc., a Delaware corporation, of an "exclusive" license to use INNN's intellectual property for developing, marketing and providing digital and analog interactive services, products and technology in specified territories pursuant to the terms and conditions of a joint venture license agreement INNN entered into with TWIN Entertainment, Inc. and TwoWay TV Ltd., a corporation organized under the laws of England and Wales, on January 31, 2000; (ii) approve an amendment to INNN's 1999 stock option plan increasing the number of shares of INNN's common stock authorized for issuance under the plan from 3,650,000 shares to 5,000,000 shares; (iii) re-elect INNN's four directors to serve until the 2001 annual meeting of shareholders or until their successors are elected and qualified; (iv) ratify the appointment of Marc Lumer & Company as INNN's independent accountants for the fiscal year ending December 31, 2000; and (v) transact any other business which may properly come before the annual meeting and any adjournments or postponements thereof. Each of the foregoing items of business are more fully described in INNN's proxy statement (the "Management Proxy Statement"). The Committee has taken no position on INNN's proposals as disclosed to date.

         The Committee is not aware of any other proposals to be brought before the Annual Meeting. However, should other proposals be brought before the Annual Meeting, the persons named as proxies in the enclosed BLUE proxy card will vote on such matters in their discretion.

                                    IMPORTANT

         Your vote is important, no matter how many or how few Shares you own. The Committee urges you to sign, date, and return the enclosed BLUE proxy card today to vote FOR the election of the Nominees.

/ / If your Shares are registered in your own name, please sign and date the enclosed BLUE proxy card and return it to the Interactive Network Independent Shareholders Committee, c/o Innisfree M&A, Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, in the enclosed envelope today.

/ / If any of your Shares are held in the name of a brokerage firm, bank, bank nominee or other institution on the record date, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute on your behalf the BLUE proxy card. The Committee urges you to confirm your instructions in writing to the person responsible for your account and to provide a copy of such instructions to the Interactive Network Independent Stockholders Committee, c/o Innisfree M&A, Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, who is assisting in this solicitation, at the address and telephone numbers set forth below, and on the back cover of this Proxy Statement, so that we may be aware of all instructions and can attempt to ensure that such instructions are followed.

/ / The Committee urges you NOT to sign any proxy card sent to you by INNN. If you have already done so, you may revoke your previous proxy by signing, dating and returning the enclosed BLUE proxy card today.

                 If you have any questions regarding your proxy,
             or need assistance in voting your Shares, please call:

                          INNISFREE M & A, INCORPORATED

                         Call toll-free: (888) 750-5834
                Bankers and Brokers Call Collect: (212) 750-5833

                            THE COMMITTEE'S CONCERNS

         The past several years has been a very challenging and difficult period for the Company. INNN has had no revenue from operations during the past three fiscal years and has struggled to obtain the financing necessary to exploit its potentially valuable intellectual property assets. INNN filed for Chapter 11 bankruptcy protection in December 1998 and its bankruptcy plan was confirmed in April 1999. During these difficult times, the INNN Board has shrunk to four directors. There is a skeletal staff of employees. Few, if any, of the commonly recognized acceptable public company corporate governance measures have been implemented at INNN and there is little dialogue between management and shareholders. Major decisions affecting your investment in INNN are being made by the four directors. Excluding each of the four directors' involvement with INNN, the published biographical data of the directors in the Management Proxy Statement disclose no significant experience or expertise in technology or finance. Mr. Bauer previously owned and operated a company which provided building and clean room services, supplies and consulting, Mr. Bohrer was a vice president and branch manager of a company which provided investment services until he retired in 1997, Mr. Green is a vice president of a dredging specialty company and Mr. Groeneveld is a trader at a trading company.

         It has become apparent to the members of the Committee that the INNN Board lacks much- needed experience in the areas of intellectual property, management, investment banking, finance, and growth through acquisitions.
Because the Committee believes these areas are critical to the Company, especially at the present time and over the next year, the Committee is uneasy with the lack of broad based experience now available to the INNN Board. INNN's shareholders cannot wait for the current INNN Board and management to recognize the benefits of expanding the diversification, depth of advice and experience on the INNN Board. It is imperative that the Company expand its board immediately to nine members, and elect the five members currently being nominated by the Committee.

         The Committee believes that these are critical times for the Company, with numerous issues to be addressed which can lead INNN to either a significant success or a dismal failure. INNN's intellectual property is a potentially valuable asset which must be effectively managed to maximize its value. As stated in the Management Proxy Statement, INNN has entered into a joint venture with Two Way TV Ltd. ("Two Way") which resulted in the formation of TWIN Entertainment, Inc. ("Twin Entertainment"), a new company jointly owned and co-managed by INNN and Two Way. The Management Proxy Statement asks shareholders to vote on a proposal to grant an exclusive license to use INNN's intellectual property to Twin Entertainment, as further described therein. The Committee has not taken a position on such proposal. We do question, however, the process, research and investigation done by the INNN Board and the Company's management prior to their decision to enter into this joint venture, which is a defining transaction for INNN. Among the pages of description contained in the Management Proxy Statement, there is no mention of other options explored or considered, no "Fairness Opinion" obtained and no outside industry expertise engaged by the Board to assist in this critical transfer of assets. The Committee believes that future major decisions should be considered by a more diversified and experienced body of managers.

CRITICAL ISSUES NOW BEFORE THE COMPANY AND ITS CURRENT BOARD:

         1. Obtain a Fairness Opinion on the grant to Twin Entertainment of an exclusive license to use INNN's intellectual property;
         2.   Raising badly needed investment capital;
         3. Enhancing and protecting the Company's intellectual property and patent portfolio;
         4.   Initiating a dialogue with INNN shareholders;
         5. Producing a Business Plan to identify the Company's strategy and technology;
         6. Hiring an investment bank to advise and consider potential corporate alliance possibilities; and
         7.   Implementing basic corporate infrastructure and oversight.

         The Committee believes that the major issues impacting INNN in the future require a functioning and active board. Consequently, the Committee believes that it is in the Company's best interest to increase the INNN Board to nine members and elect its Nominees. If elected, the Nominees will implement a program of Corporate Governance based on the California Public Employees Retirement System ("CalPERS") U.S. Corporate Governance Principles. Attached as Exhibit A is a summary of CalPERS's Core Principles and Governing Guidelines. The Committee believes that this system will promote an active, informed and independent board which will better serve INNN's shareholders.

         The Nominees will further seek to supplement and expand management through hiring qualified and capable individuals who will be able to assist existing management and work on behalf of INNN. A strengthened management will also be empowered to institute and foster a better dialogue between INNN and its shareholders.

         If all are elected, the Nominees will constitute a majority of the proposed nine members of the INNN Board and will, subject to their fiduciary duties, seek to conduct a comprehensive and impartial review of all available options to increase shareholder value, including raising additional capital, review joint venture arrangements, consider alternative methods of maximizing the value of the Company's intellectual property, or pursue the possibility that the Company be sold in whole or in part. In considering who is most capable of maximizing value, the Committee believes that its Nominees will bring their depth of experience to better enable the INNN Board to advance the interests and value to shareholders. Neither the Committee, nor any other person on its behalf, has made or undertaken any analyses or reports as to whether shareholder present value will be maximized as a result of this solicitation. There can be no assurance that the present value of the Shares will be maximized as a result of this solicitation or the election of the Nominees.

         On the Record Date and on the date hereof, the members of the Committee, along with all participants in this solicitation, beneficially owned ___________ Shares, or [_]% of the outstanding Shares, acquired at an aggregate cost of $[_____], and [______] Shares, or [_]% of the outstanding Shares, acquired at an aggregate cost of $[_______], respectively.

The Nominees

         The Nominees, John Cronin, Robert H. Hesse, Scott Mager, Shane O'Neil and Richard Perkins, are each eminently qualified individuals who will be able to make an immediate and substantial contribution to INNN. Please see "The Committee and its Slate" for a brief biography of each Nominee.

         The reason for nominating the Nominees to the INNN Board is to seek to elect directors who will bring background and experience in the areas of intellectual property, management and finance who will serve to complement the current members of the INNN Board and are committed, among other things, to maximizing value for INNN's shareholders.

         YOU ARE URGED TO VOTE FOR BOARD AMENDMENT AND THE ELECTION OF THE NOMINEES ON THE ENCLOSED BLUE PROXY CARD.

           PROPOSAL I - AMENDMENT OF THE BY-LAWS (INCREASE THE BOARD)

         The Committee is asking for your support to approve the Board Amendment which will amend Article 3 Section 3.2 of the by-laws of the Company to set the number of directors serving on the INNN Board at nine. The INNN Board currently has five seats, four of which are filled. If the Board Amendment is approved by the shareholders, Article III, Section 3.2 of the by-laws of the Company shall be amended and restated in its entirety as follows:

                            3.2 Number of Directors.

                  The number of directors of this corporation shall be not less than five (5) nor more than nine (9). The exact number of directors shall be nine (9) until changed, within the limits specified above, by a By-Law amending this Section 3.2, duly adopted by the Board of Directors or by the shareholders. The indefinite number of directors may be changed, or a definite number fixed without provision for an indefinite number, by a duly adopted amendment to the Articles of Incorporation or by an amendment to this By-Law adopted by the vote or written consent of holders of a majority of the outstanding shares entitled to vote; provided, however, that an amendment reducing the number of directors to a number less than five (5) cannot be adopted if the votes cast against its adoption at a meeting, or the shares not consenting in the case of action by written consent, are equal to more than sixteen and two-thirds percent (16-2/3%) of the outstanding shares entitled to vote thereon.

         The affirmative vote of a majority of the outstanding shares entitled to vote at the Annual Meeting are required to approve this proposal.

         The Committee urges you to vote FOR the approval of the Board Amendment which will set the number of directors to serve on the INNN Board at nine.

                       PROPOSAL II - ELECTION OF DIRECTORS

         THE COMMITTEE IS ASKING FOR YOUR SUPPORT TO ELECT THE NOMINEES.

         If the Board Amendment is approved, five Nominees will stand for election to fill the vacant seats. If the Board Amendment is not approved, the Nominees will stand for election in opposition to management's four nominees and to fill the vacant seat on the INNN Board. If a majority of shares of the Company's common stock present by proxy or in person vote in favor of the Board Amendment, there will be nine vacancies on the INI Board and the nine nominees receiving the highest vote (whether the Committee's nominees or the Company's nominees) will be elected to the INNN Board. If the five Nominees are elected, the Nominees will constitute a majority of the INNN Board and control of the Company will transfer to the Nominees.

         If required, the Committee intends to distribute to the shareholders of the Company supplemental materials, in the event that the INNN Board takes action after the date of this Proxy Statement, to increase the number of directors of the Company. In the event the Company purports to increase the number of directorships pursuant to the Company's by-laws, the Committee reserves the right to nominate additional persons as director such that the Nominees would constitute a majority of the INNN Board.

The Committee And Its Slate

         The Committee is composed of Robert H. Hesse and Tim Hurley. John Cronin, Robert H. Hesse, Scott Mager, Shane O'Neil and Richard Perkins constitute the Nominees for election to the INNN Board. Biographical data on the Nominees is set forth below. The Committee was formed on or about May 1, 2000. The Committee is an unincorporated association with its office at 26 Woodhill Road, Tenafly, New Jersey 07670. Its telephone number is (201) 567-4415. The Committee's officers are Messrs. Hesse and Hurley.

         The following information sets forth the name, business address, present principal occupation, and employment and material occupations, positions, offices, or employments for the past five years of the Nominees. This information has been furnished to the Committee by the Nominees. Where no date is given for the commencement of the indicated office or position, such office or position was assumed prior to January 1, 1995. Each person listed below is a citizen of the United States.

         John Cronin (45) is one of the nominees for director. Since 1998, Mr. Cronin has been the Chief Executive Officer and founder of Venture Info Capital, an international patent consulting and intellectual property development firm. Prior to that, Mr. Cronin was an electrical engineer with

IBM, where he was the recipient of more than 100 patents and generated more than $1 billion in revenues for IBM.

         Robert H. Hesse (57) is one of the nominees for director. Since 1992, Mr. Hesse has been President of the Dorchester Group, Inc., an investment banking firm specializing in international cross border financial transactions. Mr. Hesse is a founder of TwoWay TV Ltd. and has been an adviser to the Company since January 1999.

         Scott Mager (42) is one of the nominees for director. Mr. Mager is President and General Counsel of BuildingNetworks, an Internet service provider. Since 1985, Mr. Mager has been President of PBM Incorporated, a real estate maintenance firm. Mr. Mager was formerly a securities attorney with Proskauer Rose LLP, and Shea & Gould.

         Shane O'Neil (54) is one of the nominees for director. Since 1998, Mr. O'Neil has been a partner of Crary, Onthank & O'Neil, an investment banking firm. From 1995 to 1998, Mr. O'Neil was director of Media and Entertainment for the firm of Auerback, Pollack and Richardson. Mr. O'Neil is a former Chairman and Chief Executive Officer of RKO General, and Frontier Airlines.

         Richard Perkins (70) is one of the nominees for director. Mr. Perkins is the founder of Perkins Capital Management. Until 1984, he was a Senior Vice President with Piper Jaffray & Hoppwood. He has served on the board of directors of 20 companies. Mr. Perkins received his M.B.A. degree from the University of Wisconsin and is a Chartered Financial Analyst.

         The Nominees will not receive any compensation from the Committee for their services as a director of the Company. On May 1, 2000, Robert H. Hesse and Tim Hurley entered into an agreement pursuant to which, among other things, they formed the Committee and agreed to nominate a slate of directors to the INI Board and solicit proxies for the Annual Meeting for their proposals and slate of directors for the INNN Board.

         Other than as stated above, there are no arrangements or understandings between the Committee and each Nominee or any other person or person pursuant to which the nominations described herein are to be made, other than the consent by each of the Nominees to serve as a director of the Company if elected as such at the Annual Meeting. The Nominees have executed written consents agreeing to be a nominee for election of director of the Company and to serve as a director if so elected. None of the Nominees have been convicted in any criminal proceedings (excluding traffic violations or similar misdemeanors) over the past ten years and are not adverse to the Company or any of its subsidiaries in any material pending legal proceedings.

         According to the Company's public filings, if elected as a director, each Nominee, as a non-employee director, will not be compensated for serving as a director except for reimbursement for out-of-pocket transportation and other expenses actually incurred in attending INNN Board meetings, and each will receive an annual grant of a stock option to purchase 50,000 Shares.

         The Committee does not expect that the Nominees will be unable to stand for election, but, in the event that such persons are unable to do so, the Shares represented by the enclosed BLUE proxy card will be voted for alternate nominees. In addition, the Committee reserves the right to nominate substitute or additional persons if the Company makes or announces any changes to its by-laws, including increasing the size of the INNN Board, or takes or announces any other action that has, or if consummated would have, the effect of disqualifying the Nominees. In any such case, Shares represented by the enclosed BLUE proxy card will be voted for such substitute or additional nominees. Also, in the event the election of directors is by cumulative voting, the persons named in the enclosed proxy will cumulate the votes represented by the proxies so as to elect the maximum number of Nominees possible, which number may be less than five.

         YOU ARE URGED TO VOTE FOR THE ELECTION OF THE NOMINEES ON THE ENCLOSED BLUE PROXY CARD.

                           VOTING AND PROXY PROCEDURES

         Only shareholders of record on the Record Date will be entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote. Shareholders who sell Shares before the Record Date (or acquire them without voting rights after the Record Date) may not vote such Shares. Shareholders of record on the Record Date will retain their voting rights in connection with the Annual Meeting even if they sell such Shares after the Record Date. Based on publicly available information, the Committee believes that the only outstanding class of securities of the Company entitled to vote at the Annual Meeting are the Shares.

         Shares represented by properly executed BLUE proxy cards will be voted at the Annual Meeting as marked and, in the absence of specific instructions, will be voted FOR the election of as many of the Nominees to the INNN Board as the vote represented by such proxies are entitled to elect, FOR the Board Amendment and in the discretion of the persons named as proxies on all other matters as may properly come before the Annual Meeting. The candidates receiving the highest number of votes, up to the number of directors to be elected (which is presently four), shall be elected. Votes against a director and votes withheld shall have no legal effect.

         In the event the Company purports to increase the number of directorships pursuant to its by-laws, the Committee reserves the right to nominate additional persons as director such if all the Nominees are elected, they would constitute a majority of the INNN Board.

         A quorum must be present to take any action on a voting matter at the Annual Meeting. The presence in person or by proxy of the persons entitled to vote a majority of the Shares will constitute a quorum at the Annual Meeting. For purposes of determining the number of Shares present in person or represented by proxy on voting matters, all votes cast "FOR", "AGAINST" or "ABSTAIN" are included. A "Broker Non-Vote" is a vote withheld by a broker on a particular matter because the broker has not received instructions from the customer for whose account the shares are held.

Broker non-votes and abstentions are not treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes and abstentions will have no effect on the election of directors.

         Shareholders of the Company may revoke their proxies at any time prior to its exercise by attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy) or by delivering a written notice of revocation. The delivery of a subsequently dated proxy which is properly completed will constitute a revocation of any earlier proxy. The revocation may be delivered either to the Committee, in care of Innisfree M&A, Incorporated, at the address set forth on the back cover of this Proxy Statement or to the Company, at 1161 Old County Road, Belmont, California 94002 or any other address provided by the Company. Although a revocation is effective if delivered to the Company, the Committee requests that either the original or photostatic copies of all revocations be mailed to the Committee, in care of Innisfree M&A, Incorporated, at the address set forth on the back cover of this Proxy Statement so that the Committee will be aware of all revocations and can more accurately determine if and when proxies have been received from the holders of record on the Record Date of a majority of the outstanding Shares.

         IF YOU WISH TO VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD, PLEASE SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED BLUE PROXY CARD IN THE POSTAGE-PAID ENVELOPE PROVIDED.

                             SOLICITATION OF PROXIES

         The solicitation of proxies pursuant to this Proxy Statement is being made by the Committee. Proxies may be solicited by mail, facsimile, telephone, telegraph, in person and by advertisements. Solicitations may be made by certain directors, officers and employees of the Committee, none of whom will receive additional compensation for such solicitation.

         The Committee has retained Innisfree M&A, Incorporated, for solicitation and advisory services in connection with this solicitation, for which Innisfree M&A, Incorporated will receive $_______ together with reimbursement for its reasonable out-of-pocket expenses and will be indemnified against certain liabilities and expenses, including certain liabilities under the federal securities laws. Innisfree M&A, Incorporated will solicit proxies from individuals, brokers, banks, bank nominees and other institutional holders. The Committee has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Shares they hold of record. The Committee will reimburse these record holders for their reasonable out-of-pocket expenses in so doing. It is anticipated that Innisfree M&A, Incorporated will employ approximately ____ persons to solicit the Company's shareholders for the Annual Meeting.

         The entire expense of soliciting proxies is being borne by the Committee. The Committee does not currently intend to seek reimbursement of the costs of this solicitation from the Company, although if some or all of the Nominees are elected, the Committee may seek reimbursement from the Company for the costs of this solicitation. Costs of this solicitation of proxies are currently estimated to be approximately ___________. The Committee estimates that through the date hereof, its expenses in connection with this solicitation are approximately ________.

                         INFORMATION ABOUT PARTICIPANTS

         The Committee is comprised of Robert H. Hesse and Tim Hurley. On May 1, 2000, Robert H. Hesse and Tim Hurley entered into an Agreement pursuant to which, among other things, they formed the Committee and agreed to nominate a slate of directors to the INNN Board and solicit proxies for the Annual Meeting for their slate of directors for the INNN Board. On the Record Date and on the date hereof, members of the Committee, along with all participants in this solicitation, beneficially owned _________ Shares and [_____] Shares, respectively.

         Mr. Hesse is a principal of the Dorchester Group Inc., an investment banking firm. On the Record Date and on the date hereof, Mr. Hesse beneficially owned 356,000 Shares. For information regarding the purchases and sales of Shares during the past two years by Mr. Hesse, see Schedule I.

         Mr. Hurley is a private investor. On the Record Date and date hereof, Mr. Hurley beneficially owned 320,000 Shares. For information regarding the purchases and sales of Shares during the past two years by Mr. Hurley, see
Schedule I.

         On the Record Date and date hereof, Mr. Mager beneficially owned _____ Shares. For information regarding the purchases and sales of Shares during the past two years by Mr. Mager, see Schedule I.

         On the Record Date and date hereof, Mr. O'Neil did not beneficially own any Shares. For information regarding the purchase and sales of Shares during the past two years by Mr. O'Neil, see Schedule I.

         On the Record Date and date  hereof,  Mr.  Perkins  beneficially  owned
660,000 Shares. For information regarding the purchase and sales of Shares during the past two years by Mr. Perkins, see Schedule I.

         Mr. Cronin did not beneficially own any Shares on the Record Date or the date hereof and has not purchased or sold any Shares in the past two years.

         Schedule II lists the security ownership of certain beneficial owners and management of the company as disclosed in the Management Proxy Statement.

         The INNN Board has a single class of directors. At each annual meeting of shareholders, the directors are elected to a one-year term. The Nominees, if elected, would serve as directors for the term expiring in 2001 or until the due election and qualification of their successors. The Committee has no reason to believe any of the Nominees will be disqualified or unable or unwilling to serve if elected.

                   CERTAIN TRANSACTIONS BETWEEN THE COMMITTEE
                                 AND THE COMPANY

         Except as set forth in this Proxy Statement (including the Schedules hereto), neither the Committee, nor any of the Nominees or any of the other participants in this solicitation, or any of their respective associates: (i) directly or indirectly beneficially owns any Shares or any securities of the Company; (ii) has had any relationship with the Company in any capacity other than as a shareholder, or is or has been a party to any transactions, or series of similar transactions, since January 1, 1998, with respect to any Shares; or
(iii) knows of any transactions since January 1, 1998, currently proposed transaction, or series of similar transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any of them or their respective affiliates had, or will have, a direct or indirect material interest. In addition, other than as set forth herein, there are no contracts, arrangements or understandings entered into by the Committee or any of the Nominees or any other participant in this solicitation or any of their respective associates within the past year with any person with respect to any of the Company's securities, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies.

         Except as set forth in this Proxy Statement (including the Schedules hereto), neither the Committee nor any of the Nominees, nor any of the other participants in this solicitation, or any of their respective associates, has entered into any agreement or understanding with any person with respect to (i) any future employment by the Company or its affiliates or (ii) any future transactions to which the Company or any of its affiliates will or may be a party. However, the Committee has reviewed, and will continue to review, on the basis of publicly available information, various possible business strategies that they might consider in the event that the Nominees are elected to the INI Board. In addition, if and to the extent that the Nominees are elected, the Nominees intend to conduct a detailed review of the Company and its assets, financial projections, corporate structure, dividend policy, capitalization, operations, properties, policies, management and personnel and consider and determine what, if any, changes would be desirable in light of the circumstances which then exist.

                    OTHER MATTERS AND ADDITIONAL INFORMATION

         The Committee is not aware of any other proposals to be brought before the Annual Meeting. However, should other proposals be brought before the Annual Meeting, the persons named as proxies on the enclosed BLUE proxy card will vote on such matters in their discretion.

                                    THE INTERACTIVE NETWORK INDEPENDENT
                                    SHAREHOLDERS COMMITTEE

                                    _____ __, 2000

                                    EXHIBIT A

           CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM ("CALPERS")

                      U.S. Corporate Governance Principles

I.       CORE PRINCIPLES

         A.       Board Independence and Leadership

                  1. A substantial majority of the board consists of directors who are independent.

                  2.       Independent  directors  meet  periodically  (at least
                           once  a  year)  alone,   without  the  CEO  or  other
                           non-independent directors.

                  3. When the chair of the board also serves as the company's chief executive officer, the board designates - formally or informally - an independent director who acts in a lead capacity to coordinate the other independent directors.

                  4.       Certain   board   committees   consist   entirely  of
                           independent directors. These include the committees who perform the following functions:

                                    o        Audit
                                    o        Director Nomination
                                    o        Board Evaluation and Governance
                                    o        CEO   Evaluation   and   Management
                                             Compensation
                                    o        Compliance and Ethics

                  5. No director may also serve as a consultant or service provider to the company.

                  6. Director compensation is a combination of cash and stock in the company. The stock component is a significant portion of the total compensation.

         B.       Board Processes and Evaluation

                  1. The board has adopted a written statement of its own governance principles, and regularly re-evaluates them.

                  2. With each director nomination recommendation, the board considers the mix of director characteristics, experiences, diverse perspective and skills that is most appropriate for the company.

                  3.       The  board  establishes   performance   criteria  for
                           itself, and periodically interviews board performance against those criteria.

                  4. The independent directors establish performance criteria and compensation incentives for the CEO, and regularly reviews the CEO's performance against those criteria. The independent directors have access to advisers on this subject, who are independent of management. Minimally, the criteria ensure that the CEO's interests are aligned with the long-term interests of shareholders, that the CEO is evaluated against comparable peer groups, and that a significant portion of the CEO'S total compensation is at risk.

         C.       Individual Director Characteristics

                  1. The board has adopted guidelines that address the competing time commitments that are faced when director candidates serve in multiple boards. These guidelines are published annually in the company's proxy statement.

II.      GOVERNING GUIDELINES

         A.       Board Independence and Leadership

                  1. Corporate directors, managers and shareholders should come together to agree upon a uniform definition of "independence." Until this uniformity is achieved, each corporation should publish in their proxy statement the definition adopted or relied upon by its board.

                  2. With each director nomination recommendation, the board should consider the issue of continuing director tenure and take steps as may be appropriate to ensure that the board maintains an openness to new ideas and a willingness to critically re-examine the status quo.

                  3. When selecting a new chief executive officer, boards should re-examine the traditional combination of the "chief executive" and "chairman" positions.

         B.       Board Processes and Evaluation

                  1. The board should have in place an effective CEO succession plan, and receive periodic reports from management on the development of other members of senior management.

                  2. All directors should have access to senior management. However, the CEO, chair, or independent lead director may be designated as liaison between management and directors to ensure that the role between board oversight and management operations is respected.

                  3. The board should periodically review its own size, and determine the size that is most effective toward future operations.

         C.       Individual Director Characteristics

                  1. Each board should establish performance criteria, not only for itself (acting as a collective body) but also individual behavioral expectations for its directors. Minimally, these criteria should address the level of director: attendance, preparedness, participation, and candor.

                  2. To be re-nominated, directors must satisfactorily perform based on the established criteria. Re-nomination on any other basis should neither be expected nor guaranteed.

                  3.       Generally,   a  company's  retiring  CEO  should  not
                           continue to serve as a director on the board.

                  4. The board should establish and make available to shareholders the skill sets which it seeks from director candidates. Minimally, these core competencies should address: accounting or finance, international markets, business or management experience, industry knowledge, customer-base experience or perspective, crisis response, or leadership or strategic planning.

         D.       Shareowner Rights

                                   SCHEDULE I

           TRANSACTIONS IN THE SECURITIES OF INTERACTIVE NETWORK, INC.

Shares of Common                           Price                      Date of
Stock Purchased/(Sold)                   Per Share                 Purchase/Sale
----------------------                   ---------                 -------------

                                 ROBERT H. HESSE

                                   TIM HURLEY

                                   SCOTT MAGER

                                  SHANE O'NEIL

                                 RICHARD PERKINS

                                   SCHEDULE II

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                            MANAGEMENT OF THE COMPANY

         The following is based on information contained in the Management Proxy Statement.

         The following table sets forth certain information known to INNN with respect to the beneficial ownership of INNN's common stock ("Common Stock") as of May 19, 2000, by (i) each shareholder known to INNN to own beneficially more than 5% of INNN's Common Stock; (ii) each of INNN's directors; (iii) the named executive officer in the summary compensation table in the Management Proxy Statement, and (iv) all of INNN's directors and executive officers as a group.

                                                          SHARES             APPROXIMATE
                                                          BENEFICIALLY       PERCENT
NAME OF BENEFICIAL OWNER                                  OWNED (1)          OWNED (1)
------------------------                                  -----              -----
AT&T Corp. (2).......................................
         32 Avenue of the Americas
         New York, NY  10013-2412                         7,773,815           20.00%
National Broadcasting Company Holding, Inc. (3)......     3,645,575            9.38%
         30 Rockefeller Plaza
         New York, NY 10112

Voting Agreement (4).................................     7,814,589           20.11%
David Lockton (5)....................................     2,250,000            5.47%
Bruce W. Bauer (6)...................................     2,150,500            5.03%
John J. Bohrer (7)...................................       222,850              *
William H. Green (8).................................        75,000              *
William L. Groeneveld (9)............................        62,500              *
Robert Brown (10)....................................       137,375              *
All executive officers and directors as a group           2,548,225            6.19%
(5 persons) (11).....................................

-------------------

*      Less than 1% of outstanding shares.

1. Except as indicated and pursuant to applicable community property laws, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

2.       Includes  2,942,907  shares  held  by   Tele-Communications,   Inc.,  a
         wholly-owned subsidiary of AT&T Corp.

3.       Includes  1,902,279  shares  held  by  National   Broadcasting  Company
         Holding, Inc., a wholly-owned subsidiary of General Electric Company which are subject to the Voting Agreement (see footnote 4 below).

4. Pursuant to a certain voting agreement, each of the parties to a certain settlement agreement agreed to vote their shares issued in such agreement as directed by a committee (except for matters relating to David Lockton and certain major transactions of INNN), which currently consists of John Bohrer, William H. Greene and Bruce Bauer. This agreement does not provide for any other joint action by the parties thereto. The parties to the voting agreement disclaim beneficial ownership of shares owned by other parties thereto, and the committee disclaims beneficial ownership of all of the shares subject to the voting agreement.

5. David Lockton is claiming ownership of options to purchase 2,250,000 shares. He claims that one option granted in October of 1994 gave him the right to purchase 450,000 shares that may be acquired upon exercise of stock options that are currently exercisable and a second option granted as of November 3, 1995 gave him the right to purchase 1,800,000 shares that may be acquired upon exercise of stock options that are currently exercisable. INNN disputes the ownership and validity of these options. Trial on these matters is set for May 8, 2000 in U.S. Bankruptcy Court. INNN has no knowledge regarding Lockton's ownership of any other shares.

6. Includes (i) 100,500 Shares and (ii) 2,050,000 Shares that may be acquired upon exercise of stock options that are currently exercisable.

7. Includes 150,000 Shares that may be acquired upon exercise of stock options that are currently exercisable.

8. Includes 75,000 Shares that may be acquired upon exercise of stock options that are currently exercisable.

9. Includes 62,500 Shares that may be acquired upon exercise of stock options that are exercisable.

10. Includes 100,000 Shares that may be acquired upon exercise of stock options that are currently exercisable within 60 days of March 1, 2000.

11. Includes 2,337,500 Shares that may be acquired upon exercise of stock options that are exercisable within 60 days of March 1, 2000.

                             YOUR VOTE IS IMPORTANT

         Elect Nominees who are committed to protecting and enhancing the value of your investment in INNN. No matter how many Shares you own, please give the Committee your proxy FOR the Board Amendment and FOR the election of the Nominees by taking three steps:

      1. Sign the enclosed BLUE Proxy Card;

      2. Date the enclosed BLUE Proxy Card; and

      3. Mail the enclosed BLUE Proxy Card today in the envelope provided (no postage is required if mailed in the United States).

      If any of your Shares are held in the name of a brokerage firm, bank, bank nominee of other institution, only it can vote such Shares and only upon receipt of your specific instructions. Accordingly, please contact the person responsible for your account and instruct that person to execute the BLUE proxy card representing your Shares. The Committee urges you to confirm in writing your instructions to the Committee in care of Innisfree M&A, Incorporated at the address provided below so that the Committee will be aware of all instructions given and can attempt to ensure that such instructions are followed.

   If you have any questions or require any additional information concerning this Proxy Statement, please contact Innisfree M&A, Incorporated at the address set forth below:

                          Innisfree M & A, Incorporated
                         501 Madison Avenue, 20th Floor

                            New York, New York 10022

                          Call Toll Free (888) 750-5834
                                       or

                      Banks and Brokers Call (212) 750-5833

          INTERACTIVE NETWORK, INC. 2000 ANNUAL MEETING OF SHAREHOLDERS

          THIS PROXY IS SOLICITED ON BEHALF OF THE INTERACTIVE NETWORK
                       INDEPENDENT SHAREHOLDERS COMMITTEE

      The undersigned shareholder of Interactive Network, Inc. ("INNN") appoints Robert H. Hesse and Tim Hurley and each of them, as attorneys and agents with full power of substitution to vote all Shares which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of the Company that is currently scheduled to be held on June 30, 2000, at 9:00 a.m., local time, at San Mateo Marriott, 1770 South Amphlett Boulevard, San Mateo, California 94402 and at any adjournments, postponements, continuations or reschedulings thereof and at any special meeting called in lieu thereof, as follows:

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. WITH RESPECT TO THE ELECTION OF DIRECTORS (PROPOSAL 2), WHERE NO VOTE IS SPECIFIED OR WHERE A VOTE FOR ALL NOMINEES IS MARKED, THE CUMULATIVE VOTES
REPRESENTED BY A PROXY WILL BE CAST AT THE DISCRETION OF THE PROXIES NAMED HEREIN IN ORDER TO ELECT AS MANY NOMINEES AS BELIEVED POSSIBLE UNDER THE THEN PREVAILING CIRCUMSTANCES. IF YOU WITHHOLD YOUR VOTE FOR A NOMINEE, ALL OF YOUR CUMULATIVE VOTES WILL BE DISTRIBUTED TO THE REMAINING NOMINEES. WITH RESPECT TO PROPOSALS 3, 4 AND 5, IF NO MARKING IS MADE, THIS PROXY WILL BE TREATED AS DIRECTION TO ABSTAIN FROM VOTING WITH RESPECT TO APPROVAL OF SUCH PROPOSALS. THE INDIVIDUALS NAMED ABOVE ARE AUTHORIZED TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS THAT PROPERLY COME BEFORE THE MEETING.

THE UNDERSIGNED HEREBY REVOKES ANY OTHER PROXY OR PROXIES HERETOFORE GIVEN TO VOTE OR ACT WITH RESPECT TO THE SHARES HELD BY THE UNDERSIGNED, AND HEREBY RATIFIES AND CONFIRMS ALL ACTION THE HEREIN NAMED ATTORNEYS AND PROXIES, THEIR SUBSTITUTES, OR ANY OF THEM MAY LAWFULLY TAKE BY VIRTUE HEREOF.

THE COMMITTEE RECOMMENDS A VOTE FOR THE APPROVAL OF THE BOARD AMENDMENT AND FOR THE ELECTION OF THE NOMINEES NAMED BELOW. THE COMMITTEE DOES NOT MAKE ANY RECOMMENDATION WITH RESPECT TO MATTERS

3-5 LISTED BELOW.

1.    APPROVAL OF           FOR          AGAINST           ABSTAIN
      BOARD AMENDMENT       [ ]           [    ]            [    ]

2.    ELECTION OF DIRECTORS:          FOR        WITHHOLD         FOR ALL
                                      ALL           ALL           Except
         Nominees: John Cronin,                                   Nominee(s)
         Robert H. Hesse, Scott Mager,                            Written below
         Shane O'Neil and Richard
         Perkins.                     [ ]         [  ]              [   ]

3.    Approve  the   exclusive   license   grant  of  the  IN  Patents  to  TWIN
      Entertainment in the territory pursuant to the joint venture license agreement, dated as of January 31, 2000:

         _________  FOR           ______   AGAINST           _______ ABSTAIN

4. Approve the amendment to INNN's 1999 Stock Option Plan to increase the number of shares reserved for issuance thereunder:

        __________  FOR           ______   AGAINST           _______  ABSTAIN

5. Ratify the appointment of Marc Lumer & Company as the independent public accountants of INNN for the fiscal year ending December 31, 2000:

        __________  FOR           ______   AGAINST           _______  ABSTAIN


6. In their discretion with respect to any other matters as may properly come before the Annual Meeting.

      This proxy will be valid until the sooner of one year from the date indicated below and the completion of the Annual Meeting.

DATED:  _________________________________, 2000.

 PLEASE SIGN EXACTLY AS NAME APPEARS ON THIS PROXY.

 -------------------------------------------------------
(Signature)

 -------------------------------------------------------
 (Signature, if held jointly)

 -------------------------------------------------------
 (Title)

          WHEN SHARES ARE HELD JOINTLY, JOINT OWNERS SHOULD EACH SIGN.
         EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC., SHOULD INDICATE THE
                           CAPACITY IN WHICH SIGNING.

       IMPORTANT: PLEASE SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN
                             THE ENCLOSED ENVELOPE!

             IF YOU NEED ASSISTANCE VOTING YOUR SHARES, PLEASE CALL
                           INNISFREE M&A, INCORPORATED
                           TOLL FREE 1-(888) 750-5834